ServiceSource Reports Fourth Quarter and Full-Year 2019 Financial Results
2019 Revenue of $216.1 million
2019 GAAP Net Loss of $18.7 million; Non-GAAP Net Loss of $3.3 million
2019 Adjusted EBITDA of $4.2 million
DENVER, February 19, 2020 - ServiceSource (NASDAQ: SREV), the digital customer journey experience company, today announced financial results for the three months and year ended December 31, 2019.
“2019 was a foundational year for ServiceSource, as we made solid progress on our strategic transformation to strengthen our client relationships, improve our execution, and enhance our financial performance,” said Gary B. Moore, Chairman and CEO of ServiceSource. “We simplified our operating model, rationalized areas that were not strategic to our long-term roadmap, and made important forward-focused growth investments throughout the business. During the year, we won several new logos, expanded our scope and revenue with some of our largest clients, and delivered financial results that exceeded our expectations.”
Moore continued, “Our unique Customer Journey Experience solution suite is strengthening our value proposition in the marketplace, we are earning greater trust and loyalty from our clients, and our teams are more consistently delivering and fulfilling our brand promise. We believe we have established a firmer foundation for ServiceSource that we can continue to build upon, and we remain focused and committed on executing to our longer-term priorities and value creation objectives.”
Key Financial Results – Fourth Quarter 2019

•	GAAP revenue was $54.9 million, compared with $61.5 million reported for Q4 2018.

•	GAAP net loss was $2.5 million or $0.03 per diluted share, compared with GAAP net income of $2.3 million or $0.02 per diluted share reported for Q4 2018.

•	Non-GAAP net income was $0.6 million or $0.01 per diluted share, compared with non-GAAP net income of $3.2 million or $0.03 per diluted share reported for Q4 2018.

•	Adjusted EBITDA was $2.7 million, compared with $6.3 million reported for Q4 2018.

•	Free cash flow of $4.3 million.
Key Financial Results – Full-Year Ended December 31, 2019

•	GAAP revenue was $216.1 million, compared with $238.3 million reported for the year ended December 31, 2018.

•	GAAP net loss was $18.7 million or $0.20 per diluted share, compared with GAAP net loss of $24.9 million or $0.27 per diluted share reported for the year ended December 31, 2018.

•	Non-GAAP net loss was $3.3 million or $0.04 per diluted share, compared with non-GAAP net income of $4.2 million or $0.05 per diluted share reported for the year ended December 31, 2018.

•	Adjusted EBITDA was $4.2 million, compared with $14.2 million reported for the year ended December 31, 2018.

•	Free cash flow of $2.3 million to end the year with $29.4 million of cash and cash equivalents and restricted cash and no borrowings under the Company’s $40.0 million revolving line of credit.
A reconciliation of GAAP to non-GAAP financial measures is provided following the Condensed Consolidated Financial Statement tables contained within this press release.

Key Business Highlights – Full-Year Ended December 31, 2019

•	Expanded revenue with five of the top 10 clients, with cumulative year-over-year revenue growth of 1.1% across the top 10.

•
Signed three new logo wins, including a leading global information services company in the first quarter, a global cybersecurity software vendor in the third quarter, and a cloud-based enterprise identity management leader in the fourth quarter.

•	Successfully renewed or extended approximately 84% of the contract value that was up for renewal during the year.
“We exited 2019 on a positive note, with strong operational execution contributing to financial results that surpassed our expectations,” said Richard G. Walker, CFO of ServiceSource. “We exceeded the midpoint of our full-year revenue objectives by $4.0 million and delivered $4.2 million of Adjusted EBITDA against an approximately break-even expectation. Furthermore, our intense focus on working capital efficiency and prudent capital allocation drove positive free cash flow and a stronger balance sheet with cash accretion for the full-year.”
Quarterly Conference Call
ServiceSource will discuss its fourth quarter and full-year 2019 results and provide commentary to management’s fiscal 2020 contextual outlook on February 20, 2020, via teleconference at 9:30 a.m. Eastern Time. To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 1086276. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource website under Events and Presentations. A replay of the webcast will also be available on the Company's website at http://ir.servicesource.com.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding our expectations for financial and operational performance, whether our investments will produce anticipated benefits, whether our value proposition is strengthening in the market, and whether our simplified operating model will translate into desired results. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from our forward-looking statements. Those risks and uncertainties include: a decline in client renewals, the loss of one or more of our key clients or the contraction in our revenue from one or more of our key clients, in each case resulting in churn, or our clients not expanding their relationships with us; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our clients; changes in market conditions that impact our ability to sell our solutions and/or generate service revenue on our clients’ behalf; economic or other adverse events or conditions affecting the technology industry; and other risks and uncertainties described more fully in our periodic reports filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and except as may be legally required we assume no obligation to update these forward-looking statements.

About ServiceSource
ServiceSource International, Inc. (NASDAQ: SREV) brings the world’s greatest brands closer to their customers through digitally-enabled solutions and data-driven insights that personalize and power the moments that matter. Backed by 20 years of experience, an industry-leading technology platform, a robust global footprint and a powerful suite of solutions that enhance every touchpoint along the Customer Journey Experience (CJXTM), we deliver impactful revenue growth for global market leaders. Operating out of eight countries with more than 3,000 sales delivery professionals speaking 45 languages, ServiceSource drives billions of dollars in client value annually. To learn more about how we help our clients more effectively find, convert, nurture, grow and retain their customers, visit www.servicesource.com.
Connect with ServiceSource:
http://www.facebook.com/ServiceSource
http://twitter.com/servicesource
http://www.linkedin.com/company/servicesource
http://www.youtube.com/user/ServiceSourceMKTG

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
Net revenue	$54,871	$61,471	$216,135	$238,340
Cost of revenue(1)	37,459	40,557	153,155	164,693
Gross profit	17,412	20,914	62,980	73,647
Operating expenses:
Sales and marketing(1)	7,075	8,488	30,009	35,600
Research and development(1)	1,146	1,745	4,848	6,436
General and administrative(1)	11,127	8,335	43,208	47,288
Restructuring and other related costs	93	—	1,929	209
Total operating expenses	19,441	18,568	79,994	89,533
(Loss) income from operations	(2,029)	2,346	(17,014)	(15,886)
Interest and other (expense) income, net	(259)	89	(1,226)	(6,591)
Impairment loss on investment securities	—	—	—	(1,958)
(Loss) income before provision for income taxes	(2,288)	2,435	(18,240)	(24,435)
Provision for income tax expense	(204)	(156)	(443)	(450)
Net (loss) income	$(2,492)	$2,279	$(18,683)	$(24,885)
Net (loss) income per share, basic and diluted	$(0.03)	$0.02	$(0.20)	$(0.27)
Weighted-average common shares outstanding, basic and diluted	94,608	92,721	93,882	91,636

(1) Reported amounts include stock-based compensation expense as follows:
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
Cost of revenue	$124	$304	$538	$1,056
Sales and marketing	382	695	1,772	3,131
Research and development	17	34	41	180
General and administrative	654	(465)	2,811	5,234
Total stock-based compensation	$1,177	$568	$5,162	$9,601

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$27,089	$26,535
Accounts receivable, net	41,754	54,284
Prepaid expenses and other	7,296	5,653
Total current assets	76,139	86,472

Property and equipment, net	36,149	36,593
Right-of-use assets	36,396	—
Contract acquisition costs	1,602	2,660
Goodwill	6,334	6,334
Other assets	4,844	4,521
Total assets	$161,464	$136,580

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,392	$2,424
Accrued expenses	3,366	3,380
Accrued compensation and benefits	16,700	15,509
Operating lease liabilities	9,652	—
Other current liabilities	2,218	6,894
Total current liabilities	36,328	28,207

Operating lease liabilities, net of current portion	33,716	—
Other long-term liabilities	2,983	6,540
Total liabilities	73,027	34,747

Stockholders’ equity:
Preferred stock	—	—
Common stock	9	9
Treasury stock	(441)	(441)
Additional paid-in capital	374,525	369,246
Accumulated deficit	(286,066)	(267,383)
Accumulated other comprehensive income	410	402
Total stockholders’ equity	88,437	101,833
Total liabilities and stockholders’ equity	$161,464	$136,580

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(18,683)	$(24,885)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,449	16,495
Amortization of debt discount and issuance costs	73	5,868
Amortization of contract acquisition costs	1,504	1,770
Amortization of premium on short-term investments	—	(1,204)
Amortization of right-of-use assets	9,715	—
Stock-based compensation	5,162	9,601
Restructuring and other related costs	1,866	458
Impairment loss on investment securities	—	1,958
Other	(241)	107
Net changes in operating assets and liabilities:
Accounts receivable, net	12,449	1,724
Prepaid expenses and other assets	(1,558)	(150)
Contract acquisition costs	(442)	(1,085)
Accounts payable	2,441	(2,406)
Accrued compensation and benefits	(646)	(3,542)
Operating lease liabilities	(8,678)	—
Accrued expenses	(102)	(3,730)
Other liabilities	(3,864)	2,738
Net cash provided by operating activities	12,445	3,717
Cash flows from investing activities:
Acquisition of property and equipment	(10,106)	(15,604)
Purchases of short-term investments	—	(480)
Sales of short-term investments	—	133,920
Maturities of short-term investments	—	4,240
Net cash (used in) provided by investing activities	(10,106)	122,076
Cash flows from financing activities:
Repayment on finance lease obligations	(900)	(413)
Repayment of convertible notes	—	(150,000)
Debt issuance costs	—	(201)
Proceeds from revolving line of credit	—	32,000
Repayment of revolving line of credit	—	(32,000)
Proceeds from issuance of common stock	223	759
Payments related to minimum tax withholdings on restricted stock unit releases	(182)	(784)
Net cash used in financing activities	(859)	(150,639)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	124	(8)
Net change in cash and cash equivalents and restricted cash	1,604	(24,854)
Cash and cash equivalents and restricted cash, beginning of period	27,779	52,633
Cash and cash equivalents and restricted cash, end of period	$29,383	$27,779

Use of Non-GAAP Financial Measures
To supplement its Condensed Consolidated Financial Statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource provides investors with non-GAAP gross profit, net income (loss), net income (loss) per diluted share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the following financial tables.
ServiceSource believes non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP gross profit consists of gross profit plus adjustments to stock-based compensation, amortization of internally-developed software and amortization of purchased intangible assets.
Non-GAAP net income (loss) consists of net income (loss) plus stock-based compensation, amortization of internally-developed software, amortization of purchased intangible assets, restructuring and other related costs, amortization of contract acquisition costs related to the initial adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), impairment loss on investment securities, litigation reserve, non-cash interest expense and applying an income tax rate of 26.5% on non-GAAP adjustments. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the Company's stock price, stock market volatility, expected option lives and risk-free interest rates, all of which are difficult to estimate.
EBITDA consists of net income (loss) plus provision for income tax expense (benefit), interest and other expense (income), net and depreciation and amortization. Adjusted EBITDA consists of EBITDA plus stock-based compensation, amortization of contract acquisition costs related to the initial adoption of ASC 606, restructuring and other related costs, impairment loss on investment securities and litigation reserve.
These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(in thousands, except per share amounts)
(unaudited)
		For the Three Months Ended December 31,		For the Year Ended December 31,
		2019	2018	2019	2018
Net revenue		$54,871	$61,471	$216,135	$238,340

Gross profit
GAAP gross profit		$17,412	$20,914	$62,980	$73,647
Non-GAAP adjustments:
Stock-based compensation	(A)	124	304	538	1,056
Amortization of internally-developed software	(B)	1,144	762	4,119	7,686
Amortization of purchased intangible assets	(C)	—	—	—	55
Non-GAAP gross profit		$18,680	$21,980	$67,637	$82,444

Gross profit %
GAAP gross profit		31.7%	34.0%	29.1%	30.9%
Non-GAAP adjustments:
Stock-based compensation	(A)	0.2%	0.5%	0.2%	0.4%
Amortization of internally-developed software	(B)	2.1%	1.2%	1.9%	3.2%
Amortization of purchased intangible assets	(C)	—%	—%	—%	—%
Non-GAAP gross profit		34.0%	35.8%	31.3%	34.6%
Certain totals do not add due to rounding

Operating expenses
GAAP operating expenses		$19,441	$18,568	$79,994	$89,533
Non-GAAP adjustments:
Stock-based compensation	(A)	(1,053)	(264)	(4,624)	(8,545)
Amortization of internally-developed software	(B)	(468)	(311)	(1,683)	(943)
Amortization of purchased intangible assets	(C)	—	—	—	(30)
Restructuring and other related costs	(D)	(93)	—	(1,929)	(209)
Amortization of contract acquisition costs - ASC 606 initial adoption	(E)	(187)	(316)	(976)	(1,529)
Litigation reserve	(G)	—	—	256	(2,250)
Non-GAAP operating expenses		$17,640	$17,677	$71,038	$76,027

Net income (loss)
GAAP net (loss) income		$(2,492)	$2,279	$(18,683)	$(24,885)
Non-GAAP adjustments:
Stock-based compensation	(A)	1,177	568	5,162	9,601
Amortization of internally-developed software	(B)	1,612	1,073	5,802	8,629
Amortization of purchased intangible assets	(C)	—	—	—	85
Restructuring and other related costs	(D)	93	—	1,929	209
Amortization of contract acquisition costs - ASC 606 initial adoption	(E)	187	316	976	1,529
Impairment loss on investment securities	(F)	—	—	—	1,958
Litigation reserve	(G)	—	—	(256)	2,250
Non-cash interest expense	(H)	17	14	73	5,868
Income tax effect on non-GAAP adjustments	(I)	(7)	(1,013)	1,650	(1,059)
Non-GAAP net income (loss)		$587	$3,237	$(3,347)	$4,185

Diluted net income (loss) per share
GAAP net (loss) income per share		$(0.03)	$0.02	$(0.20)	$(0.27)
Non-GAAP adjustments:
Stock-based compensation	(A)	0.01	0.01	0.05	0.10
Amortization of internally-developed software	(B)	0.02	0.01	0.06	0.09
Amortization of purchased intangible assets	(C)	0.00	0.00	0.00	0.00
Restructuring and other related costs	(D)	0.00	0.00	0.02	0.00
Amortization of contract acquisition costs - ASC 606 initial adoption	(E)	0.00	0.00	0.01	0.02
Impairment loss on investment securities	(F)	0.00	0.00	0.00	0.02
Litigation reserve	(G)	0.00	0.00	0.00	0.02
Non-cash interest expense	(H)	0.00	0.00	0.00	0.06
Income tax effect on non-GAAP adjustments	(I)	0.00	(0.01)	0.02	(0.01)
Non-GAAP diluted net income (loss) per share		$0.01	$0.03	$(0.04)	$0.05
Certain totals do not add due to rounding
Shares used in calculating diluted net income (loss) per share on a non-GAAP basis	(J)	94,608	92,721	93,882	91,636

Footnotes to GAAP to Non-GAAP Reconciliation
(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options, stock unit awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.
(B) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.
(C) Amortization of purchased intangibles. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. We believe amortization of acquisition-related intangible assets, such as amortization of costs associated with an acquired company’s research and development efforts, trade names and customer relationships, are items arising from pre-acquisition activities and determined at the time of an acquisition. Although these intangible assets are continually evaluated for impairment, amortization of purchased intangibles is a static expense and not typically affected by operations during any particular period.
(D) Restructuring and other related costs. Included in our GAAP presentation, we incurred expenses related to our restructuring effort to better align our cost structure with current revenue levels. Restructuring and other related costs consist primarily of employees' severance payments, related employee benefits, related legal fees and charges related to leases and other contract termination costs. These are one-time in nature costs that are not indicative of our core operating performance.
(E) Amortization of contract acquisition costs - ASC 606 initial adoption. Upon adoption of ASC 606 using the modified retrospective approach, we capitalized approximately $3.3 million of previously expensed sales commissions from 2015, 2016 and 2017. Amortization of these amounts are included in our GAAP presentation as sales and marketing expense. We believe the non-cash amortization expense is not related to or indicative of our ongoing operating performance.
(F) Impairment loss on investment securities. We liquidated our investment securities during the first half of 2018 to have sufficient cash on hand to repay our $150.0 million convertible notes due August 1, 2018. Based on our decision to sell these investment securities, we determined an other-than-temporary impairment occurred as of March 31, 2018 and recorded an impairment loss, which represented the difference between the investment securities' amortized cost basis and fair value. This charge is not related to or indicative of ongoing operating performance.
(G) Litigation reserve. The Company records a contingent liability when it is probable that a loss has been incurred and the amount is reasonably estimable in accordance with accounting for contingencies. These reserves are one-time in nature charges that are not indicative of our core operating performance.
(H) Non-cash interest expense. Under GAAP, we recognize interest expense at the effective interest rate which includes interest costs related to the amortization of debt issuance costs and debt premiums or discounts. The difference between the effective interest rate and the contractual interest rate is excluded from our assessment of our operating performance because we believe this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.
(I) Income tax effect on non-GAAP adjustments. This adjusts the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D, E, F, G and H noted above on our non-GAAP net income (loss).
(J) Shares used in calculating diluted net income (loss) per share on a non-GAAP basis. The share count for basic and diluted earnings per share is the same due to GAAP net losses for the years ended 2019 and 2018.

ServiceSource International, Inc.
Reconciliation of Net (Loss) Income to Adjusted EBITDA
(in thousands)
(unaudited)
		For the Three Months Ended December 31,		For the Year Ended December 31,
		2019	2018	2019	2018
Net (loss) income		$(2,492)	$2,279	$(18,683)	$(24,885)
Provision for income tax expense		204	156	443	450
Interest and other expense (income), net		259	(89)	1,226	6,591
Depreciation and amortization(1)		3,291	3,097	13,449	16,495
EBITDA		1,262	5,443	(3,565)	(1,349)
Stock-based compensation	(A)	1,177	568	5,162	9,601
Amortization of contract acquisition asset costs - ASC 606 initial adoption	(E)	187	316	976	1,529
Restructuring and other related costs	(D)	93	—	1,929	209
Impairment loss on investment securities	(F)	—	—	—	1,958
Litigation reserve	(G)	—	—	(256)	2,250
Adjusted EBITDA		$2,719	$6,327	$4,246	$14,198

(1) Depreciation and amortization expense is comprised of the following:
		For the Three Months Ended December 31,		For the Year Ended December 31,
		2019	2018	2019	2018
Purchased intangible asset amortization		$—	$—	$—	$85
Internally developed software amortization		1,612	1,073	5,802	8,629
Property and equipment depreciation		1,679	2,024	7,647	7,781
Depreciation and amortization		$3,291	$3,097	$13,449	$16,495
Investor Relations Contact for ServiceSource:
Chad Lyne
ServiceSource International, Inc.
clyne@servicesource.com